UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2018
KITE REALTY GROUP TRUST
KITE REALTY GROUP, L.P.
(Exact name of registrant as specified in its charter)

Maryland Delaware	1-32268 333-202666-01	11-3715772 20-1453863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204
(Address of principal executive offices) (Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Equity Award Agreements with Heath R. Fear
As previously disclosed, on October 1, 2018, Kite Realty Group Trust (the “Company”) announced that Heath R. Fear was appointed as Executive Vice President and Chief Financial Officer of the Company, effective as of November 5, 2018, and the Company entered into an Executive Employment Agreement with Mr. Fear (the “Employment Agreement”).

On November 5, 2018 (the “grant date”), pursuant to the terms of the Employment Agreement and in connection with the commencement of Mr. Fear’s employment thereunder, the Company granted Mr. Fear a sign-on award consisting of (i) 71,383 restricted shares of the Company’s common stock pursuant to the Company’s 2013 Equity Incentive Plan (as amended from time to time, the “2013 Plan”), subject to time-based vesting as described below (the “Time-Based Restricted Shares”) and (ii) 23,794 restricted shares of the Company’s common stock pursuant to the 2013 Plan, subject to performance-based requirements as described below (the “Performance-Based Restricted Shares”). On the grant date, the Time-Based Restricted Shares and the Performance-Based Restricted Shares collectively had an aggregate value of $1.5 million.

With respect to the Time-Based Restricted Shares, the Company entered into a restricted share agreement with Mr. Fear in substantially the form attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2013. The Time-Based Restricted Shares will vest in equal installments on each of the first, second, third, and fourth anniversaries of the grant date, subject to Mr. Fear’s continued employment or other service on each applicable date. Except as otherwise provided in the Employment Agreement, unvested Time-Based Restricted Shares will be forfeited upon Mr. Fear’s termination of employment or other service.

With respect to the Performance-Based Restricted Shares, the Company entered into a restricted share agreement with Mr. Fear in substantially the form as Exhibit 10.1 attached to this Current Report on Form 8-K. The Performance-Based Restricted Shares may be earned based on the Company’s total shareholder return (“TSR”) measured over a three-year performance period commencing on the grant date, with the Company’s percentile ranking in TSR performance compared to the range of TSR performance of a group of peer companies, as set forth in the restricted share agreement. If the Company’s TSR performance is in the 30th percentile, 50% of the Performance-Based Restricted Shares (the “threshold shares”) will be earned, and if the Company’s TSR performance is in or above the 50th percentile, 100% of the Performance-Based Restricted Shares (the “target shares”) will be earned. If the Company’s TSR performance falls between the 30th and 50th percentiles, then a number of Performance-Based Restricted Shares between the threshold shares and the target shares, determined by linear interpolation, will be earned. If earned at the end of the performance period, the earned Performance-Based Restricted Shares will vest in full on the fourth anniversary of the grant date, subject to Mr. Fear’s continued employment or other service on such date. Performance-Based Restricted Shares that are not earned at the end of the performance period will be forfeited, and except as otherwise provided in the Employment Agreement, unvested Performance-Based Restricted Shares (whether earned or unearned) will be forfeited upon Mr. Fear’s termination of employment or other service.

The foregoing summary of the terms and conditions of the award agreements is qualified in its entirety by reference to the Form of Restricted Share Agreement attached as Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on May 14, 2013, and the Form of Performance Restricted Share Agreement attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

Indemnification Agreement with Heath R. Fear

Also on November 5, 2018, the Company and Kite Realty Group, L.P. (the “Operating Partnership”) entered into an indemnification agreement with Mr. Fear (the “Indemnification Agreement”). Subject to certain terms and conditions, the Indemnification Agreement generally requires the Company and the Operating Partnership to indemnify Mr. Fear against judgments, penalties, fines, and settlements and reasonable expenses actually incurred by or on behalf of Mr. Fear in connection with any legal proceeding arising by reason of his status as an officer of the Company.

The foregoing summary of the terms and conditions of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information under Item 1.01 of this Current Report is incorporated into this Item 5.02.

Item 9.01    Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit Number
10.1	Form of Performance Restricted Share Agreement under 2013 Equity Incentive Plan
10.2	Indemnification Agreement, dated as of November 5, 2018, by and among Kite Realty Group Trust, Kite Realty Group, L.P. and Heath R. Fear

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: November 7, 2018	By:	/s/ Scott E. Murray
Scott E. Murray
Executive Vice President, General Counsel
and Corporate Secretary

KITE REALTY GROUP, L.P.

By: Kite Realty Group Trust, its sole general partner

Date: November 7, 2018		/s/ Scott E. Murray
Scott E. Murray
Executive Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Performance Restricted Share Agreement under 2013 Equity Incentive Plan
10.2	Indemnification Agreement, dated as of November 5, 2018, by and among Kite Realty Group Trust, Kite Realty Group, L.P. and Heath R. Fear